Exhibit 10.35

October 26, 2007

Shenandoah Telecommunications Company 500 Shentel Way P.O. Box 459 Edinburg, Virginia 22824 (FAX) 540-984-8192 Attn: Vice President – Finance Attn: General Counsel

Subject: Amendment and Waiver

Ladies and Gentlemen:

                Reference is made to that certain Second Amended and Restated Master Loan Agreement, between Shenandoah Telecommunications Company (the “Borrower”) and CoBank, ACB (“CoBank”), dated as of November 30, 2004 (as it may be amended, modified, supplemented, restated or extended from time to time, the “MLA”), as supplemented by that certain Term Supplement, between the Borrower and CoBank, dated as of June 22, 2001 (as amended by that certain First Amendment to Term Supplement, dated as of September 1, 2001 and by that certain Second Amendment to Term Supplement, dated as of November 30, 2004, and as it may be further amended, modified, supplemented, restated or extended from time to time, the “Term Supplement”) and that certain Third Supplement to the Master Loan Agreement, between the Borrower and CoBank, dated as of November 30, 2004 (as amended by that certain letter agreement, dated as of July 1, 2007, and as may be further amended, modified, supplemented, restated or extended from time to time, the “Third Supplement”; the MLA as supplemented by the Term Supplement and Third Supplement, collectively, the “Loan Agreement”). Capitalized terms used and not defined herein shall have the meanings assigned to them in the Loan Agreement.

Amendment

                Upon the effectiveness of this letter agreement, Section 8(A)(3) of the MLA is hereby amended by deleting it in its entirety and inserting in lieu thereof the following:

(3) Fundamental Changes. (i) merge or consolidate with any other entity, acquire all or substantially all of the assets of any person or entity, provided that the Borrower and the Pledged Subsidiaries may without the consent of CoBank acquire all or substantially all of the assets of any person or person or entity or entities, so long as after giving effect to such asset acquisitions, (x) the Borrower in each case is in compliance on a pro forma basis with the covenants set forth in Subsections 7(J) through 7(L) hereof and (y) the representations and warranties set forth in Section 6(P) hereof are true and correct, (ii) form or create any subsidiary or affiliate other than in compliance with the provisions of Section 2 of the Second Amended and Restated Pledge Agreement, dated as of even date herewith), by and between CoBank and the Borrower (the “Pledge Agreement”), or (iii) commence operations under any other name, organization, or entity, including any joint venture.

Upon the effectiveness of this letter agreement, Section 8(B)(3) of the MLA is hereby amended by deleting it in its entirety and inserting in lieu thereof the following:

(3) Fundamental Changes. (i) Merge or consolidate with any other entity, or acquire all or substantially all of the assets of any person or entity, provided that the Borrower and the Pledged Subsidiaries may without the consent of CoBank acquire all or substantially all of the assets of any person or person or entity or entities, so long as after giving effect to such asset acquisitions, (x) the Borrower in each case is in compliance on a pro forma basis with the covenants set forth in Subsections 7(J) through 7(L) hereof and (y) the representations and warranties set forth in Section 6(P) hereof are true and correct, (ii) form or create any subsidiary other than in compliance with the provisions of Section 2 of the Pledge Agreement, or (iii) commence operations under any other name, organization, or entity, including any joint venture, or issue any additional capital stock other than to the Borrower or any Pledged Subsidiary.

Waiver

                The Borrower has advised CoBank that NTC Communications, LLC (“NTC”) has been dissolved and its assets have been acquired by Shentel Coverged Services, Inc. (the “Pledgor”). In reliance on the representations and warranties provided by the Borrower to CoBank in this letter agreement and in connection with the request for such waiver, and subject to the effectiveness of this letter agreement as described below, CoBank hereby waives any Potential Default or Event of Default occurring as a result of such dissolution or acquisition under the Loan Agreement or the Membership Interest Pledge Agreement, dated as of November 30, 2004, between CoBank and Pledgor, provided that all assets of NTC were acquired or distributed to Pledgor.

General

                Except as expressly provided by this letter agreement, the terms and provisions of the Loan Agreement and the other Loan Documents are hereby ratified and confirmed and shall continue in full force and effect. By agreeing to this letter agreement as acknowledged below, the Borrower hereby certifies and warrants to CoBank that after giving effect to the amendment and waiver effected hereby, each of its representations and warranties contained in the Loan Agreement and the other Loan Documents to which it is a party is true and correct as of the effective date of this letter agreement, including that no Potential Default or Event of Default exists, with the same effect as though made on such effective date (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty shall be true and correct as of such specified date). Without limiting any conditions to effectiveness set forth above, the amendment and waiver provided and agreed to herein is to be effective only upon receipt by CoBank of an execution counterpart of this letter agreement signed by the Borrower and such amendment and waiver is conditioned upon the correctness of all representations and warranties made by the Borrower herein or as provided to CoBank in connection with the request for such amendment and waiver. The amendment and waiver contained herein shall not constitute a course of dealing between the Borrower and CoBank, shall not constitute a waiver of any other Event of Default, now or hereafter arising, and, except as expressly provided in connection with the amendment and waiver set forth herein, shall not constitute an amendment or waiver of any provision of the Loan Agreement or the other Loan Documents. The Borrower hereby confirms its obligation to reimburse CoBank for all costs associated with the negotiation, execution, enforcement and administration of this letter agreement and the Loan Agreement, including, without limitation, all reasonable outside attorneys’ fees and expenses incurred by CoBank.

This letter agreement shall be governed by, construed and enforced in accordance with all provisions of the Loan Agreement and the other Loan Documents.

Sincerely,

COBANK, ACB

By:

Name: Kurt Morris
Title: Vice President

Acknowledged and agreed to: SHENANDOAH TELECOMMUNICATIONS COMPANY

By:

Name: Earle A. MacKenzie
Title: Executive Vice President